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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-96539, 333-37848, 333-84403 and 333-60335) pertaining to the 1998 Employee Incentive Compensation Plan of Career Education Corporation and Subsidiaries, of our reports dated March 15, 2005, with respect to the consolidated financial statements of Career Education Corporation, Career Education Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Career Education Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
March 15, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm